Exhibit 99.01
Green Dot Reports Third Quarter 2020 Results
Pasadena, CA - November 4, 2020 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended September 30, 2020.
“Green Dot posted strong third quarter results, which we attribute to increased demand for our consumer and BaaS offerings,” said Dan Henry, CEO. “We remained focused on unlocking new opportunities and capitalizing on the accelerated shift to digital banking and payments, further reinforcing our commitment to making modern banking and money movement accessible for all.”
GAAP financial results for the third quarter of 2020 compared to the third quarter of 2019:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $291.1 million for the third quarter of 2020, up from $240.4 million for the third quarter of 2019.
•GAAP net loss was $3.0 million for the third quarter of 2020, compared to a net loss of $0.5 million for the third quarter of 2019.
•GAAP diluted loss per common share was $0.06 for the third quarter of 2020, compared to a diluted loss per share of $0.01 for the third quarter of 2019.
Non-GAAP financial results for the third quarter of 2020 compared to the third quarter of 2019:1
•Non-GAAP total operating revenues1 were $279.4 million for the third quarter of 2020, up from $229.2 million for the third quarter of 2019, representing a year-over-year increase of 22%.
•Adjusted EBITDA1 was $33.7 million, or 12.1% of non-GAAP total operating revenues1 for the third quarter of 2020, up from $25.1 million, or 11.0% of non-GAAP total operating revenues1 for the third quarter of 2019.
•Non-GAAP net income1 was $13.8 million for the third quarter of 2020, up from $10.2 million for the third quarter of 2019.
•Non-GAAP diluted earnings per share1 was $0.25 for the third quarter of 2020, up from $0.20 for the third quarter of 2019.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last seven calendar quarters. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2020			2019
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$14,453	$15,107	$14,294	$10,636	$9,827	$10,019	$12,977
Gross dollar volume from direct deposit sources	$9,493	$10,568	$10,654	$7,112	$6,843	$7,208	$10,217
Active accounts at quarter end	5.72	6.25	5.74	5.04	5.18	5.66	6.05
Direct deposit active accounts at quarter end	2.37	3.12	2.99	2.14	2.14	2.31	2.87
Purchase volume (1)	$7,600	$8,477	$8,282	$6,287	$6,047	$6,470	$8,200
Number of cash transfers	12.81	12.48	12.13	12.08	11.73	11.25	10.98
Number of tax refunds processed	0.75	1.90	9.70	0.07	0.11	2.52	9.39

(1)	In 2020, purchase volume excludes volume generated by certain BaaS programs where the BaaS partner earns interchange and Green Dot earns a platform fee.

“Overall, Green Dot had strong financial results in the quarter. The momentum we saw in Q2 from stimulus funds, extended tax season, unemployment benefits and new users on the platform carried into Q3. We are pleased that the scale of our platform and our market reach puts us in a position to benefit from the accelerated adoption of digital payments,” said Jess Unruh, interim CFO.
2020 Financial Guidance
Green Dot has reinstated its outlook for 2020. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2
•Green Dot expects its full year non-GAAP total operating revenues2 to be between $1.175 billion to $1.185 billion.
Adjusted EBITDA2
•Green Dot expects its full year adjusted EBITDA2 to be between $195 million to $200 million.
Non-GAAP EPS2
•Green Dot expects its full year non-GAAP EPS2 to be between $1.95 and $2.00.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$195.0	$200.0
Depreciation and amortization*	(58.2)	(58.2)
Net interest expense **	(0.7)	(0.7)
Non-GAAP pre-tax income	$136.1	$141.1
Tax impact***	(29.9)	(32.0)
Non-GAAP net income	$106.2	$109.1
Non-GAAP diluted weighted-average shares issued and outstanding	54.5	54.5
Non-GAAP earnings per share	$1.95	$2.00

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of approximately 22% for full year.
Business Update Related to COVID-19
Green Dot has taken steps to ensure the health and safety of our employees and continued service to our customers and partners, while at the same time seeking to mitigate the impact of the pandemic on our financial condition and results of operations.
Employees and business continuity plan
Over the course of the first quarter in 2020, Green Dot enacted business continuity plans in Shanghai, China and across the United States, mandated that its employees work from home, required contractors to work remotely and implemented strict travel restrictions. Green Dot's employees have been successful in maintaining its operations in a remote work environment and its offices in China reopened in the second quarter consistent with local guidelines. Green Dot experienced disruption in staffing levels at its third-party call centers across the globe during March and second quarter of 2020, but has since restored these staffing levels and continues to work with its partners to monitor business operations as conditions change.
Trends in key metrics and revenue
Overall, the year-over-year trends in Green Dot's key metrics and revenues in January and February were strong and then exhibited a marked slowdown in late March and early April as the impact of COVID-19 intensified. As the second quarter of 2020 progressed, key metrics and revenue improved as new and existing customers utilized Green Dot's platform to receive stimulus funds and unemployment benefits and a fundamental shift in consumer behavior towards electronic payments has created higher demand and usage of our products and services during the third quarter. While Green Dot expects to continue to benefit from the accelerated adoption of digital payments, it expects its key metrics to normalize throughout the fourth quarter of 2020 as stimulus funds roll-off and the enhanced federal unemployment benefits expire.
The extent of the impacts from these conditions remains uncertain and dependent on various factors, including the continued severity and transmission rate of the virus, the nature of and duration for which

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

the preventative measures remain in place, the extent and effectiveness of containment and mitigation actions, the type of additional stimulus measures and other policy responses that the U.S. government may further adopt, and the impact of these and other factors on Green Dot's employees, customers, retail distributors, partners and vendors.
Impacts on interest income, cost structure and liquidity
In March 2020, the Federal Reserve announced reductions in short-term interest rates that have lowered the yields on Green Dot's cash and investment balances and therefore, Green Dot expects a reduction in the amount of interest income it earns for the remainder of the year.
As a result of these conditions since the beginning of this pandemic, Green Dot has experienced and may continue to experience increased costs, including higher call center costs and disputed transaction losses. While Green Dot has implemented cost-saving measures to offset increased costs and are otherwise working to mitigate the conditions driving our higher costs, the conditions caused by the pandemic could continue to adversely affect Green Dot's business, results of operations, and financial condition in future periods.
Green Dot has taken steps to strengthen its liquidity position and ensure it has ample flexibility to pursue strategic priorities, including strictly managing our enterprise-wide headcount and delaying or reducing non-critical projects. Green Dot has $100 million available under its revolving credit facility should it need additional liquidity in the short-term.

Conference Call
Green Dot will host a conference call to discuss third quarter 2020 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Wednesday, November 11, 2020.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, our 2020 financial guidance, the expected impact of the COVID-19 pandemic on our business and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, the U.S. government’s response to the COVID-19 pandemic, including with respect to stimulus funds and unemployment benefits, shifts in consumer behavior towards electronic payments, the impact of the results of the U.S. presidential election, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 4, 2020, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance and related restructuring expenses; gains or losses from equity method investments; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income; and income tax effects. This earnings release includes non-

GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to transforming the way people and businesses manage and move money, and making financial wellbeing and empowerment more accessible for all.

Green Dot’s proprietary technology enables faster, more efficient electronic payments and money management, powering intuitive and seamless ways for people to spend, send, control and save their money. Through its retail and direct bank, Green Dot offers a broad set of financial products to consumers and businesses including debit, prepaid, checking, credit and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. The company’s Banking as a Service (“BaaS”) platform enables a growing list of America’s most prominent consumer and technology companies to design and deploy their own customized banking and money movement solutions for customers and partners in the US and internationally.

Founded in 1999 and headquartered in Pasadena, CA, Green Dot has served more than 33 million customers directly, and now operates primarily as a “branchless bank” with more than 90,000 retail distribution locations nationwide. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit https://www.greendot.com.

Contacts
Investor Relations
IR@greendot.com

Media Relations
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$2,136,375	$1,063,426
Restricted cash	5,693	2,728
Investment securities available-for-sale, at fair value	—	10,020
Settlement assets	344,299	239,222
Accounts receivable, net	44,175	59,543
Prepaid expenses and other assets	54,278	66,183
Income tax receivable	961	870
Total current assets	2,585,781	1,441,992
Investment securities available-for-sale, at fair value	309,374	267,419
Loans to bank customers, net of allowance for loan losses of $642 and $1,166 as of September 30, 2020 and December 31, 2019, respectively	20,423	21,417
Prepaid expenses and other assets	40,683	10,991
Property, equipment, and internal-use software, net	145,932	145,476
Operating lease right-of-use assets	21,745	26,373
Deferred expenses	6,860	16,891
Net deferred tax assets	9,097	9,037
Goodwill and intangible assets	499,014	520,994
Total assets	$3,638,909	$2,460,590
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,831	$37,876
Deposits	2,282,674	1,175,341
Obligations to customers	93,693	69,377
Settlement obligations	9,708	13,251
Amounts due to card issuing banks for overdrawn accounts	292	380
Other accrued liabilities	137,478	107,842
Operating lease liabilities	8,080	8,764
Deferred revenue	13,570	28,355
Income tax payable	12,695	3,948
Total current liabilities	2,587,021	1,445,134
Other accrued liabilities	6,402	10,883
Operating lease liabilities	18,629	24,445
Line of credit	—	35,000
Net deferred tax liabilities	17,984	17,772
Total liabilities	2,630,036	1,533,234

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2020 and December 31, 2019; 53,459 and 51,807 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	53	52
Additional paid-in capital	329,967	296,224
Retained earnings	675,906	629,040
Accumulated other comprehensive income	2,947	2,040
Total stockholders’ equity	1,008,873	927,356
Total liabilities and stockholders’ equity	$3,638,909	$2,460,590

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$146,648	$102,231	$440,723	$353,421
Processing and settlement service revenues	57,526	54,620	246,042	229,272
Interchange revenues	84,876	77,080	271,712	250,955
Interest income, net	2,020	6,517	11,002	25,640
Total operating revenues	291,070	240,448	969,479	859,288
Operating expenses:
Sales and marketing expenses	96,189	98,352	319,738	284,485
Compensation and benefits expenses	61,077	46,678	173,009	156,451
Processing expenses	74,158	49,010	216,624	149,864
Other general and administrative expenses	62,296	48,595	198,519	145,327
Total operating expenses	293,720	242,635	907,890	736,127
Operating (loss) income	(2,650)	(2,187)	61,589	123,161
Interest expense, net	39	120	723	1,790
Other (expense) income, net	(1,650)	8	696	42
(Loss) income before income taxes	(4,339)	(2,299)	61,562	121,413
Income tax (benefit) expense	(1,347)	(1,768)	14,415	23,209
Net (loss) income	$(2,992)	$(531)	$47,147	$98,204

Basic (loss) earnings per common share:	$(0.06)	$(0.01)	$0.89	$1.87
Diluted (loss) earnings per common share:	$(0.06)	$(0.01)	$0.87	$1.84
Basic weighted-average common shares issued and outstanding:	52,635	51,595	52,269	52,405
Diluted weighted-average common shares issued and outstanding:	54,082	52,295	53,455	53,474

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Operating activities
Net income	$47,147	$98,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	43,014	35,929
Amortization of intangible assets	21,175	24,523
Provision for uncollectible overdrawn accounts from purchase transactions	6,743	5,309
Stock-based compensation	36,793	30,136
Losses in equity method investments	4,313	—
Realized gain on sale of available-for-sale investment securities	(5,062)	—
Amortization of premium (discount) on available-for-sale investment securities	618	(209)
Change in fair value of contingent consideration	—	(1,866)
Amortization of deferred financing costs	127	1,253
Impairment of internal-use software	1,099	121
Changes in operating assets and liabilities:
Accounts receivable, net	8,625	694
Prepaid expenses and other assets	12,724	9,679
Deferred expenses	10,031	14,438
Accounts payable and other accrued liabilities	19,471	(20,132)
Deferred revenue	(15,068)	(19,385)
Income tax receivable/payable	8,842	25,961
Other, net	(1,741)	6
Net cash provided by operating activities	198,851	204,661

Investing activities
Purchases of available-for-sale investment securities	(295,287)	(117,959)
Proceeds from maturities of available-for-sale securities	80,840	72,569
Proceeds from sales of available-for-sale securities	187,830	4,905
Payments for acquisition of property and equipment	(43,898)	(58,185)
Net changes in loans	493	(1,457)
Investment in TailFin Labs, LLC	(35,000)	—
Other	(916)	—
Net cash used in investing activities	(105,938)	(100,127)

Financing activities
Repayments of borrowings from notes payable	—	(60,000)
Borrowings on revolving line of credit	100,000	—
Repayments on revolving line of credit	(135,000)	—
Proceeds from exercise of options and ESPP purchases	5,104	4,862
Taxes paid related to net share settlement of equity awards	(8,153)	(18,159)
Net changes in deposits	1,108,354	(133,132)
Net decrease in obligations to customers	(84,304)	(25,311)
Contingent consideration payments	(3,000)	(3,634)
Repurchase of Class A common stock	—	(100,000)
Net cash provided by (used in) financing activities	983,001	(335,374)

Net increase (decrease) in unrestricted cash, cash equivalents and restricted cash	1,075,914	(230,840)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,066,154	1,095,218
Unrestricted cash, cash equivalents and restricted cash, end of period	$2,142,068	$864,378

Cash paid for interest	$839	$2,049
Cash paid for/(refund from) income taxes	$5,497	$(3,612)

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$2,136,375	$861,275
Restricted cash	5,693	3,103
Total unrestricted cash, cash equivalents and restricted cash, end of period	$2,142,068	$864,378

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$238,135	$59,382	$(6,447)	$291,070
Operating expenses	211,216	52,613	29,891	293,720
Operating income (loss)	$26,919	$6,769	$(36,338)	$(2,650)

	Three Months Ended September 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$191,273	$56,025	$(6,850)	$240,448
Operating expenses	173,014	49,151	20,470	242,635
Operating income (loss)	$18,259	$6,874	$(27,320)	$(2,187)

	Nine Months Ended September 30, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$739,251	$252,889	$(22,661)	$969,479
Operating expenses	651,482	169,601	86,807	907,890
Operating income	$87,769	$83,288	$(109,468)	$61,589

	Nine Months Ended September 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$646,938	$236,714	$(24,364)	$859,288
Operating expenses	515,375	149,533	71,219	736,127
Operating income	$131,563	$87,181	$(95,583)	$123,161

Green Dot's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from Green Dot's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of Green Dot's leading consumer brand names and under the brand names of Green Dot's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from Green Dot's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Total operating revenues	$291,070	$240,448	$969,479	$859,288
Net revenue adjustments (8)	(11,626)	(11,214)	(43,475)	(39,362)
Non-GAAP total operating revenues	$279,444	$229,234	$926,004	$819,926
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Account Services
Operating revenues	$238,135	$191,273	$739,251	$646,938
Net revenue adjustments (8)	(9,721)	(7,011)	(36,548)	(28,153)
Non-GAAP operating revenues	$228,414	$184,262	$702,703	$618,785

Processing and Settlement Services
Operating revenues	$59,382	$56,025	$252,889	$236,714
Net revenue adjustments (8)	(1,905)	(4,203)	(6,927)	(11,209)
Non-GAAP operating revenues	$57,477	$51,822	$245,962	$225,505
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net (loss) income	$(2,992)	$(531)	$47,147	$98,204
Stock-based compensation and related employer payroll taxes (3)	12,018	6,956	37,354	31,369
Amortization of acquired intangible assets (4)	6,944	8,174	21,175	24,523
Change in fair value of contingent consideration (4)	—	(1,866)	—	(1,866)
Amortization of deferred financing costs (5)	43	129	127	1,253
Impairment charges (5)	31	17	1,099	121
Extraordinary severance and other restructuring expenses (6)	2,716	879	7,035	5,269
Legal settlement (gain) expenses (5)	(208)	236	(208)	236
Losses in equity method investments (5)	1,597	—	4,313	—
Realized gain on sale of investment securities (5)	—	—	(5,062)	—
Other expense (income) (5)	52	(8)	52	(42)
Income tax effect (7)	(6,406)	(3,744)	(15,447)	(17,931)
Non-GAAP net income	$13,795	$10,242	$97,585	$141,136
Diluted (loss) earnings per common share
GAAP	$(0.06)	$(0.01)	$0.87	$1.84
Non-GAAP	$0.25	$0.20	$1.80	$2.64

Diluted weighted-average common shares issued and outstanding
GAAP	54,082	52,295	53,455	53,474
Non-GAAP	54,841	52,295	54,291	53,474

GREEN DOT CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Diluted weighted-average shares issued and outstanding	54,082	52,295	53,455	53,474
Weighted-average unvested Walmart restricted shares	759	—	836	—
Non-GAAP diluted weighted-average shares issued and outstanding	54,841	52,295	54,291	53,474

Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Class A common stock outstanding as of September 30:	53,459	51,479	53,459	51,479
Weighting adjustment	(65)	116	(354)	926
Dilutive potential shares:
Stock options	426	83	208	130
Service based restricted stock units	751	199	658	463
Performance-based restricted stock units	231	373	298	413
Employee stock purchase plan	39	45	22	63
Diluted weighted-average common shares issued and outstanding	54,841	52,295	54,291	53,474
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Net (loss) income	$(2,992)	$(531)	$47,147	$98,204
Interest expense, net (2)	39	120	723	1,790
Income tax (benefit) expense	(1,347)	(1,768)	14,415	23,209
Depreciation and amortization of property, equipment and internal-use software (2)	14,839	12,926	43,014	35,929
Stock-based compensation and related employer payroll taxes (2)(3)	12,018	6,956	37,354	31,369
Amortization of acquired intangible assets (2)(4)	6,944	8,174	21,175	24,523
Change in fair value of contingent consideration (2)(4)	—	(1,866)	—	(1,866)
Impairment charges (2)(5)	31	17	1,099	121
Extraordinary severance and other restructuring expenses (2)(6)	2,716	879	7,035	5,269
Losses in equity method investments (2)(5)	1,597	—	4,313	—
Realized gain on sale of investment securities (2)(5)	—	—	(5,062)	—
Legal settlement (gain) expenses (2)(5)	(208)	236	(208)	236
Other expense (income) (2)(5)	52	(8)	52	(42)
Adjusted EBITDA	$33,689	$25,135	$171,057	$218,742

Non-GAAP total operating revenues	$279,444	$229,234	$926,004	$819,926
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	12.1%	11.0%	18.5%	26.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions)
Total operating revenues	$1,228	$1,238
Net revenue adjustments (8)	(53)	(53)
Non-GAAP total operating revenues	$1,175	$1,185

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions)
Net income	$37.0	$40.8
Adjustments (9)	158.0	159.2
Adjusted EBITDA	$195.0	$200.0

Non-GAAP total operating revenues	$1,185	$1,175
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16.5%	17.0%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2020
	Range
	Low	High
	(In millions, except per share data)
Net income	$37.0	$40.8
Adjustments (9)	69.2	68.2
Non-GAAP net income	$106.2	$109.1
Diluted earnings per share
GAAP	$0.69	$0.76
Non-GAAP	$1.95	$2.00

Diluted weighted-average shares issued and outstanding
GAAP	53.7	53.7
Weighted-average unvested Walmart restricted shares	0.8	0.8
Non-GAAP	54.5	54.5

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $12.0 million and $7.0 million for the three months ended September 30, 2020 and 2019, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, gains or losses from equity method investments, realized gains or losses on the sale of investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, gains or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, gains and losses from equity method investments and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and nine months ended September 30, 2020, Green Dot recorded charges of $2.7 million and $7.0 million, respectively, principally related to compensation in connection with transition and employment agreements of certain former executives. Green Dot records charges for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of September 30, 2020.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.
(9)These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, earnings and losses from equity method investments, realized gains and losses from investment securities, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).